1997 STOCK OPTION PLAN

                                      OF

                          NETWORK EVENT THEATER, INC.



         1. Purpose. The purpose of this 1997 Stock Option Plan is to advance the interests of the Company and its stockholders by (i) providing key employees and consultants of the Company, upon whose judgment, initiative and efforts the successful conduct of the Company's business largely depends, with an additional incentive to continue their efforts on behalf of the Company, thereby attracting, retaining and rewarding people of experience and ability, and (ii) making equity-based awards to non-employee directors, thereby attracting, retaining and rewarding non-employee directors and strengthening the mutuality of interests between non-employee directors and the Company's stockholders.

         2. Definitions. When used in this Plan, unless the context otherwise requires:

               (a) "Board of Directors" shall mean the Board of Directors of the Company, as constituted at any time.

               (b) "Committee" shall mean the Stock Option Committee of the Board of Directors, as described in Section 3.

               (c) "Company" shall mean Network Event Theater, Inc., a Delaware corporation.

               (d) "Fair Market Value" on a specified date shall mean the last sales price reported for the Shares on the last trading day immediately preceding the applicable date (i) as reported on the principal national securities exchange on which the Shares are primarily traded, or (ii) if the Shares are not traded on a national securities exchange, as quoted on an automated quotation system sponsored by The Nasdaq Stock Market ("Nasdaq"). If the Shares are not listed on a national securities exchange or quoted

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on a system sponsored by Nasdaq, the Fair Market Value of the Shares shall be as established by the Committee using any reasonable method of valuation.

               (e) "Internal Revenue Code" shall mean the Internal Revenue Code of 1986, as amended, or the comparable provisions of future Internal Revenue laws.

               (f) "Options" shall mean the stock options issued pursuant to this Plan.

               (g) "Plan" shall mean this 1997 Stock Option Plan of the Company, as such Plan from time to time may be amended.

               (h) "Share" shall mean a share of common stock of the Company, par value $.01.


               (i) "Subsidiary" shall mean any "subsidiary corporation," as such term is defined in Section 424(f) of the Internal Revenue Code.

         3. Administration of the Plan. The Plan shall be administered by a Committee of at least three members of the Board of Directors, each of whom is a "non-employee director" within the meaning of Rule 16b-3(b)(3) under the Securities Exchange Act of 1934. Each member of the Committee shall hold office until the next regular annual meeting of the Board of Directors following his designation and until his successor is designated as a member of the Committee. Any vacancy in the Committee may be filled by a resolution adopted by a majority of the full Board of Directors. Any member of the Committee may be removed at any time, with or without cause, by resolution adopted by a majority of the full Board of Directors. A member of the Committee may resign from the Committee at any time by giving written notice to the Chairman or Secretary of the Company and, unless otherwise specified therein, such resignation shall take effect upon receipt thereof. The acceptance of such resignation shall not be necessary to make it effective. The Committee shall establish such rules and procedures as it considers necessary or advisable to administer the Plan and shall make such determinations and interpretations and take such action in connection with the Plan and any Options granted pursuant to the Plan as it considers necessary or advisable.

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          4.  Participants. Except as hereinafter provided, the class of persons who are potential recipients of Options to be granted under this Plan consists of the employees, consultants and non-employee directors of the Company or a Subsidiary, as determined by the Committee. The persons to whom Options are granted under this Plan and the number of Shares subject to each Option shall be determined by the Committee in its sole discretion, subject, however, to the terms and conditions of this Plan. Options may be granted to employees and consultants who are also officers and/or directors of the Company or a Subsidiary.

         5. Shares. The Committee may, but shall not be required to, grant, in accordance with this Plan, Options to purchase Shares for an aggregate of up to 450,000 Shares (subject to adjustment as provided in Section 14), which may be either treasury Shares or authorized but unissued Shares. If an Option shall expire or terminate for any reason without having been exercised in full, then the Committee may grant Options with respect to the unpurchased Shares subject to any such expired or terminated Option.

         6. Grant of Options. An Option granted under this Plan to an employee of the Company shall be an incentive stock option within the meaning of Section 422 of the Internal Revenue Code, unless the Committee, in its sole discretion, designates otherwise. Options granted to employees that are designated not to be incentive stock options and Options granted to consultants and non-employee directors shall not be treated as such for purposes of this Plan and the Internal Revenue Code.
          Notwithstanding any other provision of this Plan to the contrary
(a) the aggregate Fair Market Value (determined as of the date an Option is granted) of the Shares with respect to which any individual employee may be granted Options that are incentive stock options and that become exercisable in any one calendar year (under this Plan and all other stock option plans maintained by the Company or any Subsidiary), shall not exceed $100,000, and (b) the maximum number of Shares that may be granted under this


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Plan to each non-employee director of the Company shall not exceed 5,000 Shares in any one calendar year.

          The form, terms and conditions to each Option shall be determined from time to time by the Committee and shall be set forth in writing in an agreement (the "Option Agreement") signed by the Option holder and on behalf of the Company by the Chairman, President or a Vice President of the Company. The Option Agreement shall state whether or not the Option is an incentive stock option. The Committee may, in its sole discretion, at the time an Option is granted, establish one or more conditions to the exercise of an Option, provided that, if the Option is designated as an incentive stock option, then the condition or conditions shall not be inconsistent with Section 422 of the Internal Revenue Code.

          7. Exercise Price for Options. The exercise price per share of the Shares to be purchased pursuant to any Option shall be fixed by the Committee at the time an Option is granted; provided, however, that in no event shall the exercise price per Share be less than the Fair Market Value of a Share on the date on which the Option is granted.

          8. Duration of Options and Rights. The duration of any Option granted under this Plan shall be for a period fixed by the Committee but not more than ten years from the date upon which the Option is granted.

          9. Limitations on Options Granted to Ten Percent Stockholders. No Option that is intended to qualify as an incentive stock option may be granted under this Plan to any employee who, at the time the Option is granted, owns, or is considered as owning, within the meaning of Section 422 of the Internal Revenue Code, Shares possessing more than ten percent of the total combined voting power or value of all classes of stock of the Company or any Subsidiary, unless the exercise price under the Option is at least 110% of the Fair Market Value on the date such Option is granted and the duration of such Option is no more than five years.


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         10.  Option Holder Not a Stockholder. An Option holder shall not be deemed to be the holder of, or to have any of the rights of a stockholder with respect to, any Shares subject to that Option unless and until the Option shall have been exercised pursuant to the terms thereof, the Company shall have issued and delivered Shares to the Option holder, and the holder's name shall have been entered as a stockholder of record on the books of the Company. Thereupon, the holder shall have full voting, dividend and other ownership rights with respect to those Shares.

         11. Non-transferability of Options. Options may be exercised or surrendered during the holder's lifetime only by the holder thereof, and all rights thereunder shall be non-transferable and non-assignable by the holder thereof, other than by will or the laws of descent and distribution. Notwithstanding the foregoing, the Committee may determine, at the time of grant or thereafter, that a non-qualified option that is otherwise transferable pursuant to this Section is transferable in whole or in part and in such circumstances, and under such conditions, as specified by the Committee.

          12. Exercise of Options. Except as otherwise provided herein, an Option, after the grant thereof, shall be exercisable by the holder at such times as may be fixed by the Committee at the time the Option is granted; provided, however, that no Option may be exercised in part or in full prior to the approval of the Plan by the stockholders of the Company as provided in
Section 19 of this Plan. All or any part of any remaining unexercised Options granted to any person shall, after approval of the Plan by the stockholders of the Company as provided in Section 19 of this Plan, be exercisable in full, whether or not then exercisable, upon the occurrence of such special circumstance or event as in the sole discretion of the Committee merits special consideration. An Option shall be exercised by the delivery to any officer of the Company, designated for the purpose of receiving the same, of a written notice of exercise duly signed by the Option holder (or the representative of the estate or the heirs of a deceased


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Option holder), together with the Option certificate and either cash, a certified check payable to the order of the Company or Shares duly endorsed over to the Company (which Shares shall be valued at their Fair Market Value as of the day of that exercise), or any combination of these methods of payment, that together amount to the full exercise price of the Shares purchased pursuant to the terms of the Option; provided, however, that a holder may not use any Shares he has acquired pursuant to the exercise of an Option granted under this Plan or any other stock option plan maintained by the Company or any Subsidiary unless he has beneficially owned such Shares for at least six months (and for which the holder has good title, free and clear of any liens, claims and encumbrances, and has represented to the Company that he has owned such Shares for at least six months). No Option may be granted pursuant to this Plan or exercised at any time when that Option, or the granting or exercise thereof, may result in the violation of any law or governmental order or regulation.

          Within a reasonable time after exercise of an Option the Company shall cause to be delivered to the person entitled thereto a certificate for the Shares purchased pursuant to the exercise of the Option. If the Option shall have been exercised with respect to fewer than all of the Shares subject to the Option, the Company shall also cause to be delivered to the persons entitled thereto a new Option certificate, in replacement of the Option certificate surrendered at the time of the exercise of the Option, indicating the number of Shares with respect to which the Option remains available for exercise, or the original Option certificate shall be endorsed to give effect to the partial exercise thereof.

          13. Termination of Option upon Termination of Service. At the time an Option is granted, the Committee shall determine the period of time during which the Option holder may exercise the Option following his termination of service with the Company and its Subsidiaries; provided, however, that an Option shall be exercisable only to the extent the Option, by its terms, is exercisable as of the date the Option holder's service is terminated, unless the Option is made fully exercisable by the Committee pursuant to the provisions of Section 12 of this Plan, and such exercise must be


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accomplished prior to the expiration of the term of such Option. The
Committee may fix different periods of time during which such Option may be exercised following the Option holder's termination of service, depending on the cause for the Option holder's termination of service. Notwithstanding the foregoing, unless otherwise determined by the Committee, if an Option holder's service is terminated for cause for any reason, any Option held by such holder shall thereupon terminate and expire as of the date of termination, regardless of whether any such Option shall have become exercisable.

          14. Adjustment of Shares. If, prior to the complete exercise of any Option, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, then the Option, to the extent that it has not been exercised, shall entitle the holder thereof upon the future exercise of the Option to such number and kind of securities subject to the terms of the Option to which he would have been entitled had he actually owned the Shares subject to the unexercised portion of the Option at the time of the occurrence of such stock dividend, split-up, conversion, exchange, reclassification or substitution, and the aggregate purchase price upon the future exercise of the Option shall be the same as if the originally optioned Shares were being purchased thereunder.

          If, at any time during the term of this Plan, there shall be declared and paid a stock dividend upon the Shares or if the Shares shall be split up, converted, exchanged, reclassified, or in any way substituted for, the number of Shares referred to in Section 5 for which Options may be granted and the exercise price of the Shares shall be adjusted to reflect such stock dividend, split-up, conversion, exchange, reclassification or substitution.

          The Committee shall have the power, in the event of any merger or consolidation of the Company with or into any other corporation, or the merger or consolidation of any other corporation into the Company, to amend all outstanding Options to permit the exercise of all such Options prior to the effectiveness of any such merger or consolidation and to terminate such Options as of such effectiveness. If the Committee, in its discretion, shall exercise that power, all Options then outstanding and


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subject to such requirement shall be deemed to have been amended to permit the exercise thereof in whole or in part by the holder at any time prior to the effectiveness of such merger or consolidation and these Options shall be deemed to terminate upon such effectiveness.

          The Committee also may grant Options having terms and provisions that vary from the terms specified in this Plan provided that any Option granted pursuant to this Section is granted only in substitution for or in connection with the assumption of existing options granted by another corporation and assumed or otherwise agreed to be provided for by the Company pursuant to or by reason of a transaction involving a corporate merger, consolidation, acquisition of property or stock, separation, reorganization, or liquidation to which the Company is a party.

          15. No Right to Continued Service. Nothing contained herein or in any Option shall be construed to confer on any holder any right to continue in the service of the Company or any Subsidiary or derogate from any right of the Company or any Subsidiary to terminate, retire, request the resignation of or discharge such holder, at any time, with or without cause.

          16. Issuance of Shares and Compliance with Securities Laws. Before issuing and delivering any Shares upon the exercise of an Option, the Company may: (i) require the holder to give satisfactory assurances that the Shares are being purchased for investment and not with a view to resale or distribution, and will not be transferred in violation of applicable securities laws; (ii) restrict the transferability of the Shares and require a legend to be endorsed on the certificate representing the Shares; and (iii) condition the issuance and delivery of Shares upon the listing, registration or qualification of such Shares upon a securities exchange or under applicable securities laws. At the time an Option is granted, the Committee shall determine whether an appropriate registration statement covering the Shares to be issued pursuant to this Plan shall be filed with the Securities and Exchange Commission under the Securities Act of 1933, and whether to


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cause a registration statement covering the reoffer and resale of Shares by holders of Options who may be deemed to be affiliates of the Company to be so filed, and the length of time the Company will cause any such registration statement to become and remain effective.

          This Plan is intended to comply with Rule 16b-3 under the Securities Exchange Act of 1934 ("Rule 16b-3"). Any provision inconsistent with that Rule shall be inoperative and shall not affect the validity of this Plan or of any Option Agreement.

          17. Income Tax Withholding. If the Company or a Subsidiary shall be required to withhold any amounts be reason of any federal, state or local tax rules or regulations in respect of the issuance of Shares pursuant to the exercise of an Option, the holder shall make available to the Company or the Subsidiary sufficient funds to meet the withholding requirements and the Company or the Subsidiary shall be entitled to take and authorize any steps it deems advisable in order to have such funds made available to the Company or the Subsidiary out of any funds or property due or to become due to the holder. If an employee disposes of Shares acquired pursuant to an Option that is an incentive stock option in any transaction considered to be a "disqualifying transaction" under Sections 421 and 422 of the Internal Revenue Code, the Company shall have the right to deduct any taxes required to be withheld from any amounts otherwise payable to the employee.

          18. Administration and Amendment of this Plan. Except as hereinafter provided, the Committee may at any time withdraw or from time to time amend this Plan as it relates to the terms and conditions of any Options not theretofore granted, and the Committee with the consent of each adversely affected holder of any Option may at any time withdraw or from time to time amend this Plan as it relates to the terms and conditions of any outstanding Option. Notwithstanding the foregoing, any amendment by the Committee that would increase the number of Shares issuable under this Plan, change the class of persons to whom Options may be granted or otherwise amend this Plan in a


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manner that would require stockholder approval under Rule 16b-3, the rules of any exchange on which the Company's securities are listed or traded, or of Nasdaq, or, with respect to incentive stock options, under Section 422 of the Internal Revenue Code, shall be subject to the approval of the stockholders of the Company solely to the extent required under Rule 16b-3, the rules of such exchange or Nasdaq or, with respect to incentive stock options, under Section 422 of the Internal Revenue Code.

          Determinations of the Committee as to any question that may arise with respect to the interpretation of the provisions of this Plan shall be final and binding on all participants and their legal representatives and beneficiaries. The Committee may authorize and establish such rules, regulations and revisions thereof, not inconsistent with the provisions of this Plan, as it may deem advisable to make this Plan and any Options effective or provide for their administration, and may take such other action with regard to this Plan and any Options as it shall deem desirable to effectuate their purposes.

          19. Effective Date of the Plan. This Plan shall become effective upon the date specified by the Board of Directors in its resolution adopting the Plan, provided that the Plan is conditioned upon the approval of the common stockholders of the Company in accordance with Delaware law in order for this Plan to be in compliance with the requirements of Rule 16b-3, the rules of any exchange on which the Company's securities are listed or traded, or of Nasdaq, or, with respect to incentive stock options, Section 422 of the Internal Revenue Code. In the event that this Plan is not approved by the stockholders of the Company, this Plan and any Options granted hereunder shall be void and of no force or effect.

          20. Term of Plan. No Option shall be granted pursuant to this Plan on or after the tenth anniversary of the earlier of the date the Plan is adopted or the date of shareholder approval, but Options granted prior to such tenth anniversary may be exercised beyond that date and the terms and conditions of this Plan shall continue to apply to those Options.


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